Exhibit 1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 5)*

SIZELER PROPERTY INVESTORS, INC.

(Name of Issuer)

Common Stock, Par Value $.0001 per share

(Title of Class of Securities)

830137-10-5

(CUSIP Number)

Carolyn Tiffany	David J. Heymann
First Union Real Estate Equity and Mortgage Investments	Post Heymann & Koffler LLP
7 Bulfinch Place	Two Jericho Plaza, Wing A
Suite 500	Suite 111
Boston, Massachusetts 02114	Jericho, New York 11753
(617) 570-4614	(516) 681-3636

(Name, Address and Telephone Number of Person
Authorized to Receive Notices and Communications)

January 7, 2005

(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of §§240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box. ☐

Note: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See §240.13d-7 for other parties to whom copies are to be sent.

* The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

CUSIP No. 048798102

1.

Names of Reporting Persons. I.R.S. Identification Nos. of above persons (entities only)
S.S. or I.R.S. Identification No. of Above Person

First Union Real Estate Equity and Mortgage Investments
I.R.S. I.D. No.  34-6513657

2.	Check the Appropriate Box if a Member of a Group (See Instructions)
	(a)	☐
	(b)	☐

3.	SEC Use Only

4.	Source of Funds (See Instructions) WC

5.	Check if Disclosure of Legal Proceedings Is Required Pursuant to Items 2(d) or 2(e) ☐

6.	Citizenship or Place of Organization Ohio

Number of Shares Beneficially Owned by Each Reporting Person With	7.	Sole Voting Power 1,138,600

	8.	Shared Voting Power - 0 -

	9.	Sole Dispositive Power 1,138,600

	10.	Shared Dispositive Power - 0 -

11.	Aggregate Amount Beneficially Owned by Each Reporting Person 1,138,600 Shares

12.	Check if the Aggregate Amount in Row (11) Excludes Certain Shares (See Instructions) ☐

13.	Percent of Class Represented by Amount in Row (11) 8.6%

14.	Type of Reporting Person (See Instructions) OO

This Amendment No. 5 amends certain information contained in the Schedule 13Dfiled by First Union Real Estate Equity and Mortgage Investments, an Ohio business trust (“First Union”), with respect to its ownership interest in Sizeler Property Investors, Inc., as amended by Amendment No. 1 to Schedule 13D dated November 11, 2004, as further amended by Amendment No. 2 to Schedule 13D dated November 16, 2004, as further amended by Amendment No. 3 to Schedule 13D dated December 6, 2004, and as further amended by Amendment No. 4 to Schedule 13D dated December 21, 2004  (the “13D”).  Capitalized terms used but not defined herein have the meanings ascribed to them in the 13D.

Item 1.	Security and Issuer

Item 2.	Identity and Background

Item 3.	Source and Amount of Funds or Other Consideration
First Union purchased all 1,138,600 Shares for an aggregate purchase price of $10,166,609. The source of funds to acquire the 1,138,600 Shares was provided from the working capital of First Union.

Item 4.	Purpose of Transaction

On January 7, 2005, First Union sent a letter to the Issuer requesting information with respect to the costs and fees paid in connection with the sale by the Issuer of its Lakeview Club Apartments property.  A copy of the letter sent to the Issuer is attached hereto as an Exhibit.

Item 5.	Interest in Securities of the Issuer

(a)           First Union directly owns 1,138,600 Shares representing 8.6% of the total outstanding Shares.  The foregoing is based upon 13,236,089 Shares outstanding which represents the number of shares reported outstanding in the Issuer’s most recently filed report on Form 10-Q.

(b) First Union has the sole power to vote and dispose of 1,138,600 Shares owned by First Union.

(c)           Set forth below is a description of all transactions in Shares that were effected during the past sixty days by First Union.  All such transactions were purchases effected by First Union on the open market.

Date	Number of Shares	Price Per Share

November 10, 2004	44,500	$9.61
November 11, 2004	46,000	$9.61
November 12, 2004	60,500	$9.65
November 15, 2004	66,400	$9.71
December 2, 2004	100,000	$10.00
January 5, 2005	9,600	$11.01
January 6, 2005	600	$11.05
January 7, 2005	8,800	$11.05

(d) Not applicable
(e) Not applicable

Item 6.	Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer

Item 7.	Material to Be Filed as Exhibits
Exhibit 2. Letter from First Union to the Issuer dated January 7, 2005.

Signature

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

January 7, 2005
Date
/s/ Michael L. Ashner
Signature
Michael L. Ashner/Chief Executive Officer
Name/Title

Exhibit 2

[LETTERHEAD OF FIRST UNION REAL ESTATE EQUITY AND MORTGAGE
INVESTMENTS]

January 7, 2005

FEDERAL EXPRESS

Sizeler Property Investors, Inc.

2542 Williams Boulevard

Kenner, Louisiana 70062

Attention:      Sidney W. Lassen

Chairman of the Board

Dear Mr. Lassen:

First Union Real Estate Equity and Mortgage Investments, an Ohio trust, is a stockholder of record of Sizeler Property Investors, Inc. (the “Company”).  We note that the “closing costs and fees” in connection with the sale of Lakeview Club Apartments were in excess of 6% of the sales price.  In this regard, please provide us with the following information:

1.             A detailed breakdown of the such costs and fees, including the amount paid and the service rendered or obligation discharged with respect to such payments; and

2.             To whom such costs and fees were paid and whether any of such persons is an affiliate of a director or officer of the Company.

Please direct the requested information and any questions to Michael L. Ashner, c/o First Union Real Estate Equity and Mortgage Investments, Two Jericho Plaza, Wing A, Suite 111, (516) 822-0022 (phone), (516) 433-2777 (facsimile).

Very truly yours,

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

By:	/s/ Michael L. Ashner
Michael L. Ashner
Chief Executive Officer